 EX‑35.3

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Wells Fargo Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2010-C1	Special Servicer
Depositor	WFRBS Commercial Mortgage Trust	Series 2011-C4	Special Servicer
Fox River Mall and Eastgate Mall only
Depositor	WFRBS Commercial Mortgage Trust	Series 2012-C10	Special Servicer
Special Servicer of the Republic Plaza and the Concord Mills loans under the WFRBS 2013-C11 PSA
Depositor	WFRBS Commercial Mortgage Trust	Series 2013-UBS1
Special Servicer of the Outlet Collection | Jersey Gardens loan under the WFRBS 2013-C18 PSA
Depositor	WFRBS Commercial Mortgage Trust	Series 2013-C18	Special Servicer
Depositor	WFRBS Commercial Mortgage Trust	Series 2014-LC14
Special Servicer of the Outlet Collection | Jersey Gardens and the AmericasMart loans under the WFRBS 2013-C18 PSA.
Depositor	WFRBS Commercial Mortgage Trust	Series 2014-C22
Master Servicer of the Stamford Plaza loan under the GSM 2014-GC24 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C26	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C27
Special Servicer of the Boca Hamptons loan under the CGCMT 2015-GC27 PSA.
Depositor	WFRBS Commercial Mortgage Trust	Series 2014-LC20
Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-NXS1
Special Servicer of the Eastgate One Phases I-VIII & XII and the Eastgate Two Phases VIII-X loans under the WFCMT 2015-C28 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C28	Special Servicer
Master and Special Servicer of the Commerce Point I & II loan under the CGCMT 2015-C29 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.,	Series 2015-C29	Special Servicer
Special Servicer of the Brickyard Square loan under the WFCMT 2015-C28 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-NXS3	Special Servicer
One Court Square loan only
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C31	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-NXS4
Special Servicer of the One Court Square and the Yosemite Resorts loans under the WFCMT 2015-NXS3 PSA.
Special Servicer of the CityPlace I loan under the WFCMT 2015-C31 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-P2
Master Servicer of the Harbor Pointe Apartments, the Anchorage Marriott Downtown and the JW Marriott Santa Monica Le Merigot loans under the CGCMT 2015-GC35 PSA.

Member of The PNC Financial Services Group

10851 Mastin Boulevard   Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland